UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                            ☐

Item 5.07.	Submission of Matters to a vote of Security Holders

Macy’s annual meeting of the shareholders was held on May 19, 2017 in Cincinnati, Ohio. The following is a summary of the matters voted on at the meeting:

1.	Shareholders approved the election of ten directors for a one-year term expiring at the 2018 annual meeting of Macy's shareholders, as follows:

	VOTES
	“For”	“Against”	“Abstain”	Broker Non-Vote
Francis S. Blake	226,539,312	3,328,862	1,050,999	34,169,161
John A. Bryant	226,055,482	3,870,476	993,215	34,169,161
Deirdre P. Connelly	226,658,805	3,265,583	994,785	34,169,161
Jeff Gennette	226,162,316	4,060,574	696,283	34,169,161
Leslie D. Hale	226,871,388	3,105,444	942,341	34,169,161
William H. Lenehan	227,427,620	2,481,650	1,009,903	34,169,161
Sara Levinson	224,295,584	5,775,183	848,406	34,169,161
Terry J. Lundgren	223,654,153	6,001,387	1,263,633	34,169,161
Joyce M. Roché	224,905,581	5,203,654	809,938	34,169,161
Paul C. Varga	225,235,985	4,632,798	1,050,390	34,169,161
Marna C. Whittington	219,860,668	10,130,382	928,123	34,169,161
Annie Young-Scrivner	226,590,222	3,247,382	1,081,569	34,169,161

2.	Shareholders ratified the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending February 3, 2018, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
257,285,401	7,159,982	642,951	-0-

3.    Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
215,194,809	14,514,920	1,209,444	34,169,161

4.	The advisory vote on the frequency of the advisory vote on executive compensation received the following votes:

“1 Year”	“2 Years”	“3 Years”	“Abstain”	“Broker Non-Vote”
182,847,402	502,147	37,585,901	9,983,723	34,169,161

5.    Shareholders re-approved Macy's Senior Executive Incentive Compensation Plan, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
220,813,187	8,859,446	1,246,540	34,169,161

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: May 24, 2017	By: /s/ Felicia Williams
Name: Felicia Williams
Title: Executive Vice President, Controller and Enterprise Risk